As filed with the Securities and Exchange Commission on March 27, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORCHESTRA BIOMED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	92-2038755
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 Union Square Drive

New Hope, Pennsylvania 18928

(Address of Principal Executive Offices) (Zip Code)

Orchestra BioMed Holdings, Inc. 2023 Equity Incentive Plan

(Full titles of the plans)

David P. Hochman

Chief Executive Officer

150 Union Square Drive

New Hope, PA 18928

(215) 862-5797

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Yariv Katz, Esq.

Keith Pisani, Esq.

Paul Hastings LLP

200 Park Avenue

New York, NY 10016

(212) 318-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE; INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8

Pursuant to General Instruction E of Form S-8, Orchestra BioMed Holdings, Inc. (the “Registrant” or the “Company”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 1,717,315 additional shares of common stock, par value $0.0001 per share (“Common Stock”), of the Registrant reserved for issuance under the Orchestra BioMed Holdings, Inc. 2023 Equity Incentive Plan (the “2023 Plan”) resulting from an automatic annual increase as of January 1, 2024. This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the SEC on April 3, 2023 (File No. 333-271092).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 27, 2024; and

(b)	The description of the Registrant’s Common Stock contained in Exhibit 4.16 to the Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 27, 2024, including any amendment or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

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You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

Orchestra BioMed Holdings, Inc.

150 Union Square Drive

New Hope, PA 18938

Attn: Chief Executive Officer

ITEM 8.	EXHIBITS.

Exhibit Number	Description
4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on January 31, 2023).

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the Registrant on January 31, 2023).

5.1*	Opinion of Paul Hastings LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm of Orchestra BioMed, Inc.

23.2*	Consent of Paul Hastings LLP (included in Exhibit 5.1).

24.1*	Power of Attorney is contained on the signature page.

99.1	Orchestra BioMed Holdings, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed by the Registrant on January 31, 2023).

99.2	Form of Stock Option Grant Notice and Stock Option Agreement under the Orchestra BioMed Holdings, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed by the Registrant on January 31, 2023).

99.3	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the Orchestra BioMed Holdings, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed by the Registrant on January 31, 2023).

107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in city of New York, State of New York, on March 27, 2024.

ORCHESTRA BIOMED HOLDINGS, INC.

By:	/s/ David P. Hochman
Name:	David P. Hochman
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David P. Hochman and Andrew L. Taylor, and each or any one of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ David P. Hochman David P. Hochman	Chief Executive Officer, Chairperson and Director (Principal Executive Officer)	March 27, 2024

/s/ Andrew L. Taylor Andrew L. Taylor	Chief Financial Officer (Principal Financial Officer)	March 27, 2024

/s/ Joshua Aiello Joshua Aiello	Corporate Controller (Principal Accounting Officer)	March 27, 2024

/s/ Jason Aryeh Jason Aryeh	Director	March 27, 2024

/s/ Pamela A. Connealy Pamela A. Connealy	Director	March 27, 2024

/s/ Eric S. Fain, M.D. Eric S. Fain, M.D.	Director	March 27, 2024

/s/ David Pacitti	Director	March 27, 2024
David Pacitti

/s/ Eric A. Rose, M.D. Eric A. Rose, M.D.	Director	March 27, 2024

/s/ Darren R. Sherman Darren R. Sherman	Chief Operating Officer and Director	March 27, 2024

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